Exhibit 23.1


                       Consent of Independent Accountants


We consent to the incorporation by reference in the registration statement of Minera Andes Inc. on Form S-8 (File No. 33-34023) or our report dated February 18, 1999, except for Note 12, as to which the date is March 8, 1999, on our audits of the consolidated financial statements of Minera Andes Inc. as of December 31, 1998 and 1997, and for the years then ended, which report is included in this Annual Report on Form 10-KSB.


                                       PRICEWATERHOUSECOOPERS LLP

Vancouver, B.C.
Canada
March 30, 1999